                                                                     EXHIBIT 5.1

                            STEPHANIE L. McVAY, ESQ

                                ATTORNEY AT LAW
                        8625 King George Dr. Suite 300
                           TELEPHONE (214) 630-6368
                           FACSIMILE (214) 689-6949



April 16, 1997


MedicalControl, Inc.
8625 King George Dr., Suite 300
Dallas, Texas 75235

Re:  MedicalControl, Inc.
     Registration Statement on Form S-3
     File No. 333-______________

Gentlemen:

I have acted as securities counsel to MedicalControl, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on or about April __, 1997. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 500,000 shares of Common Stock, $.01 par value (the "Shares"), to be sold on behalf of the Selling Stockholder. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Registration Statement.

In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares, (iii) the Registration Statement, and (iv) such other documents as I have deemed necessary or appropriate as bases for the opinion set forth below. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photocopies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which I do not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.

I am admitted to the practice of law in the State of Texas, and I express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been validly issued and fully paid and are nonassessable under Delaware law.

April 16, 1997
Page 2


This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. Notwithstanding the foregoing, I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. I also consent to the reference to my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ STEPHANIE L. McVAY, ESQ.

                                        Stephanie L. McVay, Esq.